LEND LEASE REAL ESTATE HYPERION HIGH
           YIELD COMMERCIAL MORTGAGE FUND, INC. (the "Registrant")
              Form N-SAR for the period ending January 31, 1999
                            File Number 811-07359




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 30th day of March, 1999.




                                         LEND LEASE REAL ESTATE
                                         HYPERION HIGH YIELD
                                         COMMERCIAL MORTGAGE FUND, INC.







                                             By:/s/Clifford Lai
                                                Clifford Lai
                                                President




Witness:   /s/Joe Tropeano
              Joe Tropeano
             Assistant Secretary